Exhibit 99.1

Investor/Media Contacts:
Robert J. Cierzan, Vice President, Finance
Sylvia J. Castle, Investor Relations
(858) 513-1801

HOLD FOR RELEASE

ALDILA DECLARES A QUARTERLY CASH DIVIDEND

Poway, CA, August 19, 2004 – Aldila, Inc. (NASDAQ:NMS:ALDA) announced today that its Board of Directors has declared a quarterly cash dividend of $0.05 per share to be paid on September 16, 2004 to shareholders of record as of September 01, 2004.

Aldila’s Board of Directors also stated it intends to continue to declare quarterly dividends at the same rate for the foreseeable future, subject to Aldila’s continued successful financial performance.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  They are also necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities & Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular under “Business Risks” in Part I, Item 1, of our Annual Report on Form 10-K/A for the year ended December 31, 2003, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 7, of the Form 10-K/A.

Aldila is a leader among manufacturers of high performance graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers.  Aldila also manufactures graphite hockey sticks and blades and provides the assembly operations, and composite prepreg material for its golf shaft business and external sales.

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